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                                EXHIBIT INDEX

(d)(1)   Flexible Premium Variable Life Insurance Policy.

(k)      Consent and Opinion of Counsel.

(l) Actuarial Consent and Opinion of Mark Gorham, F.S.A., M.A.A.A., Vice President, Insurance Product Development.

(m)(1)   Calculations of Illustrations for RiverSource-SPVL.

(n)      Consent of Independent Registered Public Accounting Firm for
         RiverSource-SPVL.

(r)(1) Power of Attorney to sign amendments to this Registration Statement dated Jan. 2, 2007.